Exhibit 99.1

MedAssets Reports Fourth Quarter and Full-Year 2010 Financial Results

ATLANTA--(BUSINESS WIRE)--February 24, 2011--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its fourth quarter and 12-month period ended December 31, 2010, as summarized below:

(In millions, except per share)	4Q-10 [a]	4Q-09	FY 2010	FY 2009
Net Revenue:
Revenue Cycle Management (RCM)	$58.8	$56.5	$235.2	$205.9
Spend Management (SM)	48.2	39.2	156.1	135.4
Total Net Revenue	106.9	95.7	391.3	341.3
Non-GAAP acquisition-related purchase accounting revenue adjustment	13.4	--	13.4	--
Total non-GAAP Net Revenue	120.4	95.7	404.7	341.3
Net (loss) income	(49.4)	10.0	(32.1)	19.9
(Loss) earnings per share (EPS) - diluted	(0.87)	0.17	(0.57)	0.34
Non-GAAP adjusted EBITDA	41.3	36.0	128.0	111.4
Non-GAAP cash EPS - diluted	$0.18	$0.28	$0.82	$0.82
Weighted average shares – diluted [b]	57.0	58.8	56.4	57.9

(a) Column amounts may not add to total amount due to rounding.
(b) Given the Company’s net loss in 2010, basic and diluted weighted average shares are the same.

Net Revenue

Fourth Quarter

Total net revenue for the fourth quarter of 2010 increased 11.8% to $106.9 million from $95.7 million in the fourth quarter of 2009. RCM segment growth of 4.1% was driven by an increase in technology solutions revenue, offset by a decline in services revenue and decision support license fees. Revenue growth of 22.8% in the SM segment was driven by 46 days of revenue from The Broadlane Group (Broadlane), continued strong demand for medical device and clinical consulting services, and growth in group purchasing-related net administrative fees.

Comparing period-over-period organic growth, the Company’s non-GAAP acquisition-affected total net revenue for the fourth quarter of 2010 increased 1.3% to $142.4 million from non-GAAP acquisition-affected total net revenue of $140.5 million in the same period of 2009.

12-month Period

Total net revenue for the year ended December 31, 2010 increased 14.7% to $391.3 million from $341.3 million in 2009.

Comparing period-over-period organic growth, the Company’s non-GAAP acquisition-affected total net revenue for full-year 2010 increased 9.6% to $557.4 million from non-GAAP acquisition-affected total net revenue of $508.8 million in the same period of 2009.

Non-GAAP Adjusted EBITDA

Fourth Quarter

In the fourth quarter of 2010, total non-GAAP adjusted EBITDA was $41.3 million, or 38.6% of total net revenue, a 14.5% increase over total non-GAAP adjusted EBITDA of $36.0 million, or 37.7% of total net revenue, in the fourth quarter of 2009.

Comparing period-over-period organic growth, total acquisition-affected non-GAAP adjusted EBITDA in the fourth quarter of 2010 was $47.5 million, or 33.4% of non-GAAP acquisition-affected total net revenue, a 2.1% decrease from acquisition-affected non-GAAP adjusted EBITDA of $48.6 million, or 34.6% of non-GAAP acquisition-affected total net revenue, in the same period of 2009.

12-month Period

In 2010, total non-GAAP adjusted EBITDA was $128.0 million, or 32.7% of total net revenue, a 14.9% increase over non-GAAP total adjusted EBITDA of $111.4 million, or 32.7% of total net revenue, in 2009.

Comparing period-over-period organic growth, total acquisition-affected non-GAAP adjusted EBITDA in full-year 2010 was $168.7 million, or 30.3% of non-GAAP acquisition-affected total net revenue, a 4.0% increase from acquisition-affected non-GAAP adjusted EBITDA of $162.3 million, or 31.9% of non-GAAP acquisition-affected total net revenue, in 2009.

Net (Loss) Income and Per Share

Fourth Quarter

Net loss in the fourth quarter of 2010 was $49.4 million, or a loss of $0.87 per diluted share, versus net income of $10.0 million, or earnings of $0.17 per diluted share, in the fourth quarter of 2009. The net loss in the fourth quarter of 2010 was due to an impairment charge to write off goodwill associated with the Company’s decision support services (DSS) operating unit, as well as acquisition-related costs and restructuring charges in connection with the acquisition and integration of Broadlane, both of which are described in more detail below.

Non-GAAP cash EPS, defined as EPS excluding non-cash acquisition-related intangible amortization, share-based compensation, acquisition-related expenses and other non-recurring items on a tax-adjusted basis, was $0.18 per diluted share in the fourth quarter of 2010, versus non-GAAP cash EPS of $0.28 per diluted share in the fourth quarter of 2009.

12-month Period

Net loss for the full-year 2010 was $32.1 million, or a loss of $0.57 per diluted share, versus net income of $19.9 million, or earnings of $0.34 per diluted share, in the same period of 2009. Non-GAAP cash EPS was $0.82 per diluted share in 2010, compared to non-GAAP cash EPS of $0.82 per diluted share in 2009.

Cash Flow and Capital Resources

Net cash provided by operating activities in the full-year 2010 increased 75.6% to $105.9 million from $60.3 million in 2009. With new debt financing related to the Broadlane acquisition, MedAssets’ balance sheet at December 31, 2010 included $913.2 million in total bank and bond debt, net of cash and cash equivalents, which represented leverage of approximately 5.4 times trailing 12-month non-GAAP acquisition-affected adjusted EBITDA.

Fourth Quarter 2010 Acquisition-related Adjustments, Costs and Charges

Purchase Accounting Revenue Adjustment - The $13.4 million non-GAAP acquisition-related purchase accounting revenue adjustment reflects net revenue that would have been recognized after completion of the Broadlane acquisition if not for the GAAP-related purchase accounting adjustment. A detailed explanation is provided at the end of this press release under “Use of Non-GAAP Financial Measures.”

Acquisition-related Costs, including Restructuring Charges - The Company incurred $17.2 million in expenses and charges in connection with the acquisition and integration of Broadlane, which were related to the elimination of redundant staff, transaction-related investment banking, audit and legal fees, as well as other costs to achieve targeted synergies. The Company incurred an additional $6.2 million in interest expense related to the write off of unamortized debt issuance costs related to its former credit agreement, the termination of an interest rate swap, and interest expense related to the Broadlane deferred payment.

Business Segment Realignment

Beginning January 1, 2011, the Company’s Spend Management segment was renamed Spend and Clinical Resource Management (SCM) to more accurately reflect the broader clinical resource utilization and performance management capabilities of the organization. Concurrent with the change, the DSS operating unit became part of the SCM segment as a component in the delivery of clinical and financial analytics capabilities.

Impairment Charge

The Company recognized an impairment charge of $44.5 million in the fourth quarter of 2010 to write off goodwill associated with its DSS operating unit given lower than expected expansion of its customer base due to the impact of the economic and competitive environment, as well as capital spending trends by hospitals and health systems.

2011 Financial Guidance

Management introduced the following financial guidance for full-year 2011:

(In millions, EPS)	FY 2011	FY 2010	% Change
Net Revenue:	(Guidance)	(Non-GAAP, Adjusted for Broadlane, DSS)	(From 2011 midpoint)
Revenue Cycle Management (RCM)	$228-236	$213.7	8.6%
Spend and Clinical Resource Mgmt (SCM) [c]	359-367	343.7	5.6
Total non-GAAP acquisition-affected Net Revenue	588-602	557.4	6.7
Loss Per Share – diluted	(0.36-0.46)	(1.19)	nm
Non-GAAP adjusted EBITDA	185-193	168.7	10.8
Non-GAAP cash EPS - diluted	$0.94-1.04	$0.82	20.7%

(c) Includes the DSS operating unit previously in the RCM segment, as well as non-GAAP acquisition-related purchase accounting revenue adjustments of $6.0 million and $13.4 million in the years ending December 31, 2011 and 2010, respectively.

Contracted Revenue Estimates

At December 31, 2010, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $545.2 million ($211.0 million from the RCM segment and $334.2 million from the SCM segment). This is a year-over-year increase of 55.7% on a consolidated basis, and an 11.3% annual increase excluding contracted revenue added through the Broadlane acquisition.

Non-GAAP contracted revenue estimates from December 31, 2009 to present have been recast to reflect the shift of the DSS operating unit from the RCM segment into the SCM segment, but have not been adjusted for Broadlane prior to December 31, 2010. Refer to the Supplemental Non-GAAP Contracted Revenue Estimates in the financial schedules section for details.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Thursday, February 24, 2011
Phone:	866-811-1812 (or 702-696-4559 international/local), conference ID 38948650
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf ID # 38948650)

The Company intends to file its Form 10-K with the Securities and Exchange Commission on or before March 1, 2011. This filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing revenue cycle, spend and clinical resource management solutions that help capture revenue, control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 180 health systems, 4,000 hospitals and 90,000 non-acute healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related spend management adjustments; diluted cash EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2011 financial guidance, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with the acquisition of Broadlane and any other future acquisitions. Investors are cautioned that any forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2009 and its Form 10-Q for the period ended September 30, 2010 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2010	2009	% Change	2010	2009	% Change
Revenue:
Administrative fees, net	$34,633	$29,728	16.5%	$119,070	$108,223	10.0%
Other service fees	72,313	65,967	9.6%	272,261	233,058	16.8%

Total net revenue	106,946	95,695	11.8%	391,331	341,281	14.7%

Operating expenses:
Cost of revenue	33,561	18,821	78.3%	100,737	74,651	34.9%
Product development expenses	5,152	3,570	44.3%	20,011	18,994	5.4%
Selling and marketing expenses	11,388	8,753	30.1%	46,736	45,282	3.2%
General and administrative expenses	32,954	32,690	0.8%	124,379	110,661	12.4%
Acquisition and integration- related expenses	17,240	-	100.0%	21,591	-	100.0%
Depreciation	5,880	4,191	40.3%	19,948	13,211	51.0%
Amortization of intangibles	13,321	6,983	90.8%	31,027	28,012	10.8%
Impairment of PP&E, goodwill, and intangibles	46,423	-		46,423	-

Total operating expenses	165,919	75,008	121.2%	410,852	290,811	41.3%

Operating (loss) income	(58,973)	20,687	-385.1%	(19,521)	50,470	-138.7%
Other income (expense):
Interest (expense)	(16,522)	(4,099)	303.1%	(27,508)	(18,114)	51.9%
Other income	364	13	2700.0%	650	417	55.9%

(Loss) income before income taxes	(75,131)	16,601	-552.6%	(46,379)	32,773	-241.5%
Income tax (benefit) expense	(25,732)	6,630	-488.1%	(14,255)	12,826	-211.1%

Net (loss) income	(49,399)	9,971	-595.4%	(32,124)	19,947	-261.0%

Basic net (loss) income per share	(0.87)	0.18		(0.57)	0.36

Diluted net (loss) income per share	$(0.87)	$0.17	-613.0%	$(0.57)	$0.34	-265.4%

Weighted average shares — basic	57,015	55,588		56,434	54,841
Weighted average shares — diluted	57,015	58,799	-3.0%	56,434	57,865	-2.5%

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
In 000s, except shares	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$46,836	$5,498
Accounts receivable, net of allowances of $5,256 and $4,189 as of December 31, 2010 and
December 31, 2009	100,020	67,617
Deferred tax asset, current	18,087	14,423
Prepaid expenses and other current assets	19,811	8,442

Total current assets	184,754	95,980

Property and equipment, net	77,737	54,960
Other long term assets
Goodwill	1,035,697	511,861
Intangible assets, net	484,438	95,589
Other	62,727	20,154
Other long term assets	1,582,862	627,604

Total assets	$1,845,353	$778,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$18,107	$8,680
Accrued revenue share obligation and rebates	57,744	31,948
Accrued payroll and benefits	22,149	12,874
Other accrued expenses	22,268	7,410
Deferred revenue, current portion	36,533	24,498
Deferred purchase consideration	119,912	-
Current portion of notes payable	6,350	13,771
Current portion of finance obligation	186	163

Total current liabilities	283,249	99,344

Notes payable, less current portion	628,650	201,390
Bonds payable	325,000	-
Finance obligation, less current portion	9,505	9,694
Deferred revenue, less current portion	9,597	7,380
Deferred tax liability	150,887	19,239
Other long term liabilities	2,882	4,125

Total liabilities	1,409,770	341,172

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 58,410,000 and 56,715,000 shares issued and outstanding as of December 31, 2010 and December 31, 2009	584	567
Additional paid in capital	668,028	639,315
Accumulated other comprehensive loss	-	(1,605)
Accumulated deficit	(233,029)	(200,905)

Total stockholders’ equity	435,583	437,372

Total liabilities and stockholders’ equity	$1,845,353	$778,544

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Twelve Months Ended,
In 000s	December 31,	December 31,
	2010	2009

Operating activities:
Net (loss) income	$(32,124)	$19,947

Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Bad debt expense	1,686	5,753
Impairment of property, equipment, goodwill, and intangibles	46,423	-
Depreciation	22,842	15,639
Amortization of intangibles	31,675	28,753
Loss on sale of assets	189	191
Non-cash stock compensation expense	11,493	16,652
Excess tax benefit from exercise of equity awards	(6,845)	(6,944)
Amortization of debt issuance costs	6,863	1,841
Noncash interest expense, net	936	1,184
Deferred income tax (benefit) expense	(25,065)	4,512

Changes in assets and liabilities	47,838	(27,225)

Cash provided by operating activities	105,911	60,303

Investing activities:
Purchases of property, equipment, and software	(12,758)	(11,785)
Capitalized software development costs	(17,968)	(16,402)
Acquisitions, net of cash acquired	(749,055)	(18,275)

Cash used in investing activities	(779,781)	(46,462)

Financing activities:
Proceeds from notes payable	655,000	71,797
Proceeds from bonds payable	325,000	-
Repayment of notes payable	(235,161)	(102,262)
Repayment of finance obligation	(658)	(658)
Debt issuance costs	(46,516)	-
Excess tax benefit from exercise of equity awards	6,845	6,944
Issuance of common stock	10,698	10,407

Cash provided by (used in) financing activities	715,208	(13,772)

Net increase in cash and cash equivalents	41,338	69
Cash and cash equivalents, beginning of period	5,498	5,429

Cash and cash equivalents, end of period	$46,836	$5,498

SUPPLEMENTAL SEGMENT REPORTING [d]
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended
	December 31,
	2010		2009		% Change
Net revenue
Revenue Cycle Management ("RCM")	$58,792		$56,493		4.1%
Spend and Clinical Resource Management ("SCM")	48,154		39,202		22.8%
Total net revenue	106,946		95,695		11.8%
Non-GAAP acquisition-related purchase accounting revenue adjustment [e]	13,406		-
Other non-GAAP acquisition-related SCM adjustments [f]	22,018		44,833
Total non-GAAP acquisition-affected net revenue	$142,370		$140,528		1.3%

Non-GAAP Adjusted EBITDA		% margin		% margin
RCM	$16,492	28.1%	$19,472	34.5%	-15.3%
SCM	30,813	64.0%	22,130	56.5%	39.2%
Corporate	(6,028)		(5,555)		8.5%
Total non-GAAP Adjusted EBITDA	41,277	38.6%	36,047	37.7%	14.5%
Non-GAAP acquisition-related SCM adjustments [f]	6,270		12,543
Total non-GAAP acquisition-affected Adjusted EBITDA	$47,547	33.4%	$48,590	34.6%	-2.1%

	Twelve Months Ended
	December 31,
	2010		2009		% Change
Net revenue
RCM	$235,212		$205,918		14.2%
SCM	156,119		135,363		15.3%
Total net revenue	391,331		341,281		14.7%
Non-GAAP acquisition-related purchase accounting revenue adjustment [d]	13,406		-
Other non-GAAP acquisition-related SCM adjustments [f]	152,664		167,524
Total non-GAAP acquisition-affected net revenue	$557,401		$508,805		9.6%

Non-GAAP Adjusted EBITDA		% margin		% margin
RCM	$70,712	30.1%	$64,257	31.2%	10.0%
SCM	82,875	53.1%	68,265	50.4%	21.4%
Corporate	(25,547)		(21,084)		21.2%
Total non-GAAP Adjusted EBITDA	$128,040	32.7%	$111,438	32.7%	14.9%
Non-GAAP acquisition-related SCM adjustments [f]	40,684		50,824
Total non-GAAP acquisition-affected Adjusted EBITDA	$168,724	30.3%	$162,262	31.9%	4.0%

(d) Results from the decision support services (DSS) operating unit are included in the RCM segment.

(e) Acquisition-related purchase accounting revenue adjustment reflects the estimated net administrative fee revenue that would have been recognized after completion of the Broadlane acquisition if not for a GAAP-related purchase accounting adjustment.

(f) Acquisition-related SCM adjustments include the historical results of Broadlane's operations from January 1 2009 through November 15, 2010, inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED SEGMENT INFORMATION [g]
(UNAUDITED)

In 000s

	As Reported
	Year Ended December 31, 2010
	RCM	SCM	Corporate	Total
Results of Operations:
Revenue:
Administrative fees	$ -	$ 182,024	$ -	$ 182,024
Revenue share obligation	-	(62,954)	-	(62,954)
Other service fees	235,212	37,049	-	272,261
Total net revenue	235,212	156,119	-	391,331
Total operating expenses	250,227	113,101	47,524	410,852
Operating income	(15,015)	43,018	(47,524)	(19,521)
Interest (expense) income	-	(20)	(27,488)	(27,508)
Other income (expense)	179	(9)	480	650
Income (loss) before income taxes	$ (14,836)	$ 42,989	$ (74,532)	$ (46,379)
Income tax (benefit)	(5,031)	17,581	(26,805)	(14,255)
Net income (loss)	(9,805)	25,408	(47,727)	(32,124)
Segment Adjusted EBITDA	$ 70,712	$ 82,875	$ (25,547)	$ 128,040

	DSS Adjustments
	RCM	SCM	Corporate	Total
Results of Operations:
Revenue:
Administrative fees	$ -	$ -	$ -	$ -
Revenue share obligation	-	-	-	-
Other service fees	(21,484)	21,484	-	-
Total net revenue	(21,484)	21,484	-	-
Total operating expenses	(67,360)	67,360	-	-
Operating income	45,876	(45,876)	-	-
Interest (expense) income	-	-	-	-
Other income (expense)	(35)	35	-	-
Income (loss) before income taxes	$ 45,841	$ (45,841)	$ -	$ -
Income tax (benefit)	-	-	-	-
Net income (loss)	45,841	(45,841)	-	-
Segment Adjusted EBITDA	$ (4,820)	$ 4,820	$ -	$ -

	Recast
	Year Ended December 31, 2010
	RCM	SCM	Corporate	Total
Results of Operations:
Revenue:
Administrative fees	$ -	$ 182,024	$ -	$ 182,024
Revenue share obligation	-	(62,954)	-	(62,954)
Other service fees	213,728	58,533	-	272,261
Total net revenue	213,728	177,603	-	391,331
Total operating expenses	182,867	180,461	47,524	410,852
Operating income	30,861	(2,858)	(47,524)	(19,521)
Interest (expense) income	-	(20)	(27,488)	(27,508)
Other income (expense)	144	26	480	650
Income (loss) before income taxes	$ 31,005	$ (2,852)	$ (74,532)	$ (46,379)
Income tax (benefit)	(5,031)	17,581	(26,805)	(14,255)
Net income (loss)	36,036	(20,433)	(47,727)	(32,124)
Segment Adjusted EBITDA	$ 65,892	$ 87,695	$ (25,547)	$ 128,040

(g) The DSS operating unit became part of the Company's SCM segment effective January 1, 2011. The schedules detail the adjustments and recast segment results for the year ended December 31, 2010. The Company is including these schedules in order to provide investors with summary financial information and historical data that is on a basis consistent with its new reporting structure. The change in segment reporting in no way revises or restates GAAP financial results for any historical period.

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended
	December 31,
	2010		2009		% Change
Non-GAAP gross administrative fees	$52,497		$43,956		19.4%
Other service fees	72,313		65,967		9.6%
Non-GAAP gross fees	124,810	RSO %	109,923	RSO %	13.5%
Non-GAAP revenue share obligation (RSO)	(17,864)	34.0%	(14,228)	32.4%	25.6%
Net revenue	$106,946		$95,695		11.8%

NON-GAAP ACQUISITION-AFFECTED RESULTS [h]

Non-GAAP gross administrative fees	$95,596		$91,180		4.8%
Other service fees	80,037		79,871		0.2%
Non-GAAP gross fees	175,633	RSO %	171,051	RSO %	2.7%
Non-GAAP revenue share obligation	(33,263)	34.8%	(30,523)	33.5%	9.0%
Net revenue	$142,370		$140,528		1.3%

	Twelve Months Ended
	December 31,
	2010		2009
Non-GAAP gross administrative fees	$182,024		$163,454		11.4%
Other service fees	272,261		233,058		16.8%
Non-GAAP gross fees	454,285	RSO %	396,512	RSO %	14.6%
Non-GAAP revenue share obligation	(62,954)	34.6%	(55,231)	33.8%	14.0%
Net revenue	$391,331		$341,281		14.7%

NON-GAAP ACQUISITION-AFFECTED RESULTS [h]

Non-GAAP gross administrative fees	$364,398		$341,639		6.7%
Other service fees	322,510		282,852		14.0%
Non-GAAP gross fees	686,908	RSO %	624,491	RSO %	10.0%
Non-GAAP revenue share obligation	(129,507)	35.5%	(115,686)	33.9%	11.9%
Net revenue	$557,401		$508,805		9.6%

(h) Figures include acquisition-related SCM segment adjustments for the three and twelve months ended December 31, 2010 and 2009.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES [i]
(UNAUDITED)

	12.31.09	3.31.10	6.30.10	9.30.10	12.31.10

RCM segment	205.2	214.9	212.5	212.7	211.0
SCM segment	145.0	148.4	154.9	163.3	334.2
Total	350.2	363.3	367.4	376.0	545.2

(i) Recast to reflect the shift of the decision support services operating unit from the RCM segment into the SCM segment, and includes $155.4 million in contracted revenue added to the SCM segment from the Broadlane acquisition for the December 31, 2010 period only.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
ACTUAL RESULTS	2010	2009	2010	2009

Net (loss) income	$(49,399)	$9,971	$(32,124)	$19,947

Depreciation	5,880	4,191	19,948	13,211
Depreciation (included in cost of revenue)	727	590	2,894	2,426
Amortization of intangibles, acquisition-related	13,321	6,983	31,027	28,012
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	185	648	740
Interest expense, net	16,542	4,093	27,428	18,087
Income tax (benefit) expense	(25,732)	6,630	(14,255)	12,826

Non-GAAP EBITDA	$(38,522)	$32,643	$35,566	$95,249

Share-based compensation	2,840	3,741	11,493	16,652
Rental income from capitalized building lease	(110)	(110)	(439)	(439)
Impairment of intangibles	46,423	-	46,423	-
Purchase accounting adjustments	13,406	(227)	13,406	(24)
Acquisition and integration related charges	17,240	-	21,591	-

Non-GAAP Adjusted EBITDA	$41,277	$36,047	$128,040	$111,438

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
NON-GAAP ACQUISITION-AFFECTED RESULTS	2010	2009	2010	2009

Net (loss) income	$(49,399)	$9,971	$(32,124)	$19,947
Non-GAAP acquisition-related net loss	(1,493)	(12,716)	(34,832)	(46,731)

Non-GAAP acquisition-affected net loss	$(50,892)	$(2,745)	$(66,956)	$(26,784)

Depreciation	6,558	5,624	24,458	18,320
Depreciation (included in cost of revenue)	727	590	2,894	2,426
Amortization of intangibles, acquisition-related	21,046	22,432	82,111	89,808
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	185	648	740
Interest expense, net	16,963	17,231	68,493	72,170
Income tax (benefit) expense	(23,054)	(444)	(30,742)	(14,264)

Non-GAAP EBITDA	$(28,513)	$42,873	$80,906	$142,416

Share-based compensation	2,881	3,891	12,071	17,261
Rental income from capitalized building lease	(110)	(110)	(439)	(439)
Impairment of intangibles	46,423	-	46,423	-
Purchase accounting adjustments	20	1,936	112	3,024
Acquisition and integration related charges	26,846	-	29,651	-

Non-GAAP Adjusted EBITDA	$47,547	$48,590	$168,724	$162,262

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Amount of share-based compensation included in:
Cost of revenue	879	656	2,722	3,063
Product development expense	4	171	461	866
Selling & marketing expense	627	678	2,476	2,920
General & administrative expense	1,330	2,236	5,834	9,803

Total	$2,840	$3,741	$11,493	$16,652

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
Per share data	December 31,		December 31,
	2010	2009	2010		2009

EPS - diluted	$(0.87)	$0.17	$(0.57)		$0.34
Pre-tax non-cash, acquisition-related intangible amortization	0.24	0.12	0.56		0.50
Pre-tax non-cash, share-based compensation	0.05	0.06	0.20		0.29
Pre-tax non-cash, impairment of intangibles	0.81	-	0.82		-
Pre-tax non-cash, acquisition and integration-related charges	0.30	-	0.38		-
Pre-tax, swap termination, debt issuance write-off and deferred payment interest expense accretion	0.11	-	0.11		-
Pre-tax, purchase accounting adjustment	0.24	-	0.24		-
Tax effect on pre-tax adjustments [j]	(0.70)	(0.07)	(0.93)		(0.31)
Non-GAAP cash EPS - diluted	$0.18	$0.28	$0.82	[l]	$0.82
Weighted average shares - diluted (in 000s) k	57,015	58,799	56,434		57,865

(j) This amount reflects the tax impact on the adjustments used to derive Non-GAAP cash EPS - diluted. The Company generally utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. Given the impact of the Broadlane acquisition on the Company's 2010 actual effective tax rate, the Company used a tax rate of 40.0% for both the three and twelve months ended December 31, 2010. The effective tax rate for the three and twelve months ended December 31, 2009 was 39.9% and 39.1%, respectively.

(k) Given the Company's net loss in 2010, basic and diluted weighted average shares are the same.

(l) Column amounts do not add to total amount due to rounding.

SUPPLEMENTAL 2011 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s		December 31, 2011
		(Low)	(High)

Net Income		$(26,600)	$(21,100)

Depreciation		25,100	24,900
Depreciation (included in cost of revenue)		1,700	1,700
Amortization of intangibles, acquisition-related		80,600	80,600
Amortization of intangibles, acquisition-related (included in cost of revenue)		600	600
Interest expense, net		72,700	72,500
Income tax expense		(17,700)	(14,000)

Non-GAAP EBITDA		136,400	145,200

Impairment of intangibles		-	-
Share-based compensation		17,500	17,300
Acquisition-related charges		25,500	24,900
Rental income from capitalized building lease		(400)	(400)
Acquisition-related purchase accounting revenue adjustment		6,000	6,000

Non-GAAP adjusted EBITDA		$185,000	$193,000

SUPPLEMENTAL 2011 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s, except per share data		December 31, 2011
		(Low)	(High)

Net Loss		$(26,600)	$(21,100)

EPS - diluted [m]		(0.46)	(0.36)

Pre-tax non-cash, acquisition-related intangible amortization		1.40	1.40
Pre-tax non-cash, acquisition-related intangible depreciation		0.04	0.04
Pre-tax non-cash, share-based compensation		0.30	0.30
Pre-tax impairment of intangibles		-	-
Pre-tax acquisition-related charges		0.43	0.44
Pre-tax deferred payment interest expense accretion		0.05	0.05
Pre-tax purchase accounting adjustment		$0.10	$0.10

Tax effect on pre-tax adjustments [n]		(0.93)	(0.94)

Non-GAAP cash EPS - diluted [m,o]		0.94	1.04

Basic and fully diluted weighted average shares outstanding [m]		57,900	57,900

(m) Given the Company's net loss in 2010, basic and diluted weighted average shares are the same.

(n) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP cash EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated effective tax rate for the guidance range above is 40.0%.

(o) Column amounts may not add to total amount due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related SCM adjustments; diluted cash EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-affected results include the activity of Broadlane prior to the Company’s actual ownership. The Broadlane acquisition was consummated on November 16, 2010. These results assume the acquisition of Broadlane occurred on January 1, 2009. Acquisition-affected measures (e.g. acquisition-affected net revenue; acquisition-related SCM adjustments; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin) are used by management and the board of directors to better understand the extent of growth of the Spend and Clinical Resource Management segment. Given the significant impact that this transaction had on the Company during the fiscal year ended December 31, 2010, the Company believes such acquisition-affected measures may be useful and meaningful to investors in their analysis of such growth. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this transaction had occurred at the beginning of 2009. These measures also should not be considered representative of the Company's future results of operations.

Acquisition-related purchase accounting revenue adjustment reflects an estimated reduction of net administrative fee revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations requires that the Company estimate the amount of customer supply purchases (the driver of administrative fee revenue) occurring prior to the acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports are received and cash is collected, the Company will not recognize revenue for this acquisition-related purchase accounting revenue adjustment.

The Company defines diluted cash EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition-related charges on a tax-adjusted basis. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
rborchert@medassets.com